Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-120350) of Equity One, Inc.,

(2)	Registration Statement (Form S-3 No. 333-165109) of Equity One, Inc.

(3)	Registration Statement (Form S-3 No. 333-187852) of Equity One, Inc.,

(4)	Registration Statement (Form S-8 No. 333-118347) pertaining to the 2004 Employee Stock Purchase Plan and the Amended and Restated 2000 Executive Incentive Compensation Plan for Equity One, Inc.,

(5)	Registration Statement (Form S-8 No. 333-174161) pertaining to the Amended and Restated 2000 Executive Incentive Compensation Plan of Equity One, Inc.,

of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedules of Equity One, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Equity One, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Equity One, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Certified Public Accountants
Boca Raton, Florida
March 2, 2015